Registration No. 333-_______________

 As filed with the Securities and Exchange Commission on November 20, 1997

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                        ---------------------------


                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                       AMERITRADE HOLDING CORPORATION
           (Exact Name of Registrant as Specified in Its Charter)

                                  Delaware
       (State or Other Jurisdiction of Incorporation or Organization)

                                 47-0642657
                    (I.R.S. Employer Identification No.)

          4211 South 102nd Street, Omaha, Nebraska         68127
          (Address of Principal Executive Offices)       (Zip Code)

                       AMERITRADE HOLDING CORPORATION
                       1996 DIRECTORS INCENTIVE PLAN
                          (Full Title of the Plan)

                              Robert T. Slezak
                       Ameritrade Holding Corporation
                          4211 South 102nd Street
                           Omaha, Nebraska 68127
                  (Name and Address of Agent for Service)

                               (402) 331-7856
       (Telephone Number, Including Area Code, of Agent For Service)

                     CALCULATION OF REGISTRATION FEE
===============================================================================
                                   Proposed       Proposed
  Title of                         Maximum        Maximum
  Securities        Amount         Offering       Aggregate       Amount of
   to Be            to Be          Price Per      Offering       Registration
  Registered      Registered       Share 1/       Price 1/           Fee
-------------------------------------------------------------------------------
Class A Common
 Stock, $.01
 par value        80,000 Shares    $23.4375      $1,875,000     $568.18
===============================================================================

 1/   In accordance with Rule 457(h)(1), the offering price of the Class
      A Common Stock was computed upon the basis of the average of the high and low sale prices of the shares of Class A Common Stock on the Nasdaq National Market on November 13, 1997.


                                    PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have heretofore been filed by Ameritrade Holding Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference herein and shall be deemed to be a part hereof:

         (a) The Company's Prospectus filed with the Commission on February 26, 1997 as part of its Registration Statement on Form S-1 (File No. 333-17495) (the "S-1 Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"); and

         (b) The description of the Company's Class A Common Stock, par value $.01 per share (the "Class A Stock"), contained in the Company's Registration Statement on Form 8-A filed with the Commission on February 21, 1997 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Pursuant to the provisions of the Delaware General Corporation Law (the "DGCL"), the Company has adopted provisions in its Certificate of Incorporation and Bylaws, which (i) require the Company to indemnify its directors and officers to the fullest extent permitted by law and (ii) eliminate the personal liability of its directors of the Company or its stockholders for monetary damages for breach of their duty of due care, except (a) for any breach of the duty of loyalty; (b) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (c) for liability under Section 174 of the DGCL (relating to certain unlawful dividends, stock repurchases or stock redemptions); or (d) for any transaction from which the director derived any improper personal benefit.

         The Company also maintains insurance on its directors and officers, which covers liabilities under the federal securities laws.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index.

Item 9.  Undertakings.

           (a)      The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                (i)  To include any prospectus required by
                                     section 10(a)(3) of the Securities Act;

                                (ii) To reflect in the prospectus any facts
                                     or events arising after the effective
                                     date of the registration statement (or
                                     the most recent post-effective
                                     amendment thereof) which, individually
                                     or in the aggregate, represent a
                                     fundamental change in the information
                                     set forth in the registration
                                     statement;

                                (iii)To include any material information
                                     with respect to the plan of
                                     distribution not previously disclosed
                                     in the registration statement or any
                                     material change to such information in
                                     the registration statement;

                                provided, however, that paragraphs
                                (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                              SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on November 20, 1997.

                                           AMERITRADE HOLDING CORPORATION


                                           By:  /s/ J. Joe Ricketts
                                               --------------------------
                                                J. Joe Ricketts
                                                Chairman and Chief
                                                  Executive Officer


                           POWER OF ATTORNEY

           Each person whose signature appears below constitutes and appoints J. Joe Ricketts and Robert T. Slezak, or either of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 20, 1997.


                  /s/ J. Joe Ricketts
                 ----------------------
                      J. Joe Ricketts
       Director, Chairman and Chief Executive Officer
           (Principal Executive Officer)

                  /s/ Robert T. Slezak
                  ---------------------
                      Robert T. Slezak
             Director, Chief Financial Officer,
             Vice President and Treasurer
        (Principal Financial and Accounting Officer)

                  /s/ Joseph A. Konen
                  ---------------------
                      Joseph A. Konen
         Director, President and Chief Operating Officer

                  /s/ Gene L. Finn
                  ---------------------
                      Gene L. Finn
                       Director




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                  /s/ Thomas Y. Hartley
                  ----------------------
                      Thomas Y. Hartley
                         Director

                  /s/ Charles L. Marinaccio
                  -------------------------
                      Charles L. Marinaccio
                         Director

                  /s/ Mark L. Mitchell
                  -----------------------
                      Mark L. Mitchell
                         Director

                  /s/ John W. Ward
                  ----------------------
                      John W. Ward
                      Director

                                 EXHIBIT INDEX

Exhibit       Description

4.1       Form of Certificate for Class A Stock (filed as
          Exhibit Number 4.1 to the S-1 Registration Statement, and incorporated herein by reference).

4.2       Ameritrade Holding Corporation 1996 Directors
          Incentive Plan (filed as Exhibit Number 10.31 to the
          S-1 Registration Statement, and incorporated herein by reference).

5.1       Opinion of Mayer, Brown & Platt.

23.1      Consent of Deloitte & Touche LLP.

23.2      Consent of Mayer, Brown & Platt (included in
          Exhibit 5.1).

24.1 Powers of Attorney (appear on the signature page of this Registration Statement).